Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED                                                                                                        FORM MUST BE TYPED

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)	Exact name of corporation: Pegasystems Inc.

(2)	Registered office address: 101 Main Street, Cambridge, MA 02142
(number, street, city or town, state, zip code)

(3)	These articles of amendment affect article(s): III and IV

(specify the number(s) of articles(s) being amended (I-VI))

(4)	Date adopted: May 23, 2012

(month, day, year)

(5)	Approved by:

(check appropriate box)

     the incorporators.

     the board of directors without shareholder approval and shareholder approval was not required.

X the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)	State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III

The total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue is 100,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), and 1,000,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

Article IV

The first sentence of subsection 1 of Article IV shall be deleted and replaced with the following:

“The Corporation shall have authority to issue 100,000,000 shares of Common Stock.”

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, compete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	70,000,000	$0.01
		Preferred	1,000,000	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	100,000,000	$0.01
		Preferred	1,000,000	$0.01

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

Signed by: Shawn Hoyt

(signature of authorized individual)

     Chairman of the board of directors,

     President,

X Other officer,

     Court-appointed fiduciary,

on this 24th day of May, 2012.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $30,100 having been paid, said articles are deemed to have been filed with me this 22 day of June, 2012, at 10:10 a.m./p.m. time

Effective date:

(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing Fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information:

Shawn Hoyt, Secretary

Pegasystems Inc.

101 Main Street, Cambridge, MA 02142

Telephone: 617-866-6136

Email: Shawn.Hoyt@pega.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.